EXHIBIT 32.2

JMG Exploration Inc.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this quarterly report on Form 10-Q of JMG Exploration, Inc. for the fiscal quarter ended September 30, 2006, I, Donald P. Wells, Chief Financial Officer of JMG Exploration, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the fiscal quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Form 10-Q for the fiscal quarter ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of JMG Exploration, Inc. for the periods presented therein.

Date: November 20, 2006

/s/ Donald P. Wells

Donald P. Wells
Chief Financial Officer
(Principal Financial Officer)